Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

DATED AS OF [•], 2026

BETWEEN

CHRONOSCALE CORPORATION

AND

APLD CHRONOSCALE HOLDCO LLC

i

Section 5.13	Grant of Consent	26

Section 5.14	Counterparts	26

Section 5.15	Effectiveness	26

Section 5.16	No Recourse	26

Section 5.17	Obligations are Several	26

ii

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of [•], 2026 (the “Effective Date”) by and between ChronoScale Corporation, a Nevada corporation (the “Company”), and APLD ChronoScale Holdco LLC, a Delaware limited liability company (the “Investor”), as the sole APLD Investor as of the date hereof. Certain terms used in this Agreement are defined in Section 1.1.

RECITALS:

WHEREAS, in connection with the Contribution Transactions and effective upon the Effective Date, the parties hereto desire to set forth their agreement with respect to governance, registration rights and certain other matters in relation to the Company, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

INTRODUCTORY MATTERS

Section 1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the Preamble.

“APLD Designator” means the Investor or any other APLD Investor designated by the Investor in writing.

“APLD Designee” has the meaning assigned to such term in Section 2.2(a).

“APLD Investors” means the Investor and any Permitted Transferee that becomes party to this Agreement as an “APLD Investor” in accordance with Section 5.5 hereof.

“APLD Parent” means Applied Digital Corporation, a Nevada corporation.

“Beneficially Own” (including its correlative meanings “Beneficial Owner” and “Beneficial Ownership” and words with a similar correlative meaning) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company from time to time.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Chairman” has the meaning set forth in Section 2.1.

“Contribution and Exchange Agreement” means that certain Contribution and Exchange Agreement, dated as of February 15, 2026, by and among the Company, the APLD Investor, and the other parties thereto.

“Common Stock” means shares of common stock, par value $0.001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Company” has the meaning set forth in the Preamble.

“Company Articles” means the Company’s Second Amended and Restated Articles of Incorporation as in effect on the date hereof and as may be amended, restated or modified and in effect from time to time.

“Contribution Transactions” means the transactions contemplated by the Contribution and Exchange Agreement.

“Control” (including its correlative meanings, “Controlled” “Controlling” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Deemed Liquidation Event” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company or (ii) the consummation of a Fundamental Transaction.

“Director” means any director of the Company from time to time.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means any and all shares of Common Stock of the Company, and any and all securities of the Company convertible into, or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, and any options, warrants or other rights to acquire shares of Common Stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fundamental Transaction” means, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of a business unit in excess of 30% of the Company’s revenues or of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Information” has the meaning set forth in Section 3.1 hereof.

“Law” means any statute, law, ordinance, rule, treaty, code, directive, regulation, governmental approval (whether granted or required) or Governmental Order, in each case, of any Governmental Authority.

“Lien” means any lien (statutory or otherwise), mortgage, pledge, conditional or installment sale agreement, encumbrance, hypothecation, defect in title, covenant, condition, restriction, charge, proxy, voting right, option, right of first offer, drag-along, pre-emptive right, right of first refusal, lease, sublease, license, easement, security interest, trust, deed of trust, equitable interest, preference, right of possession, right-of-way, encroachment, zoning restriction, conditional sales agreement or title retention agreement or lease in the nature thereof, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), and including any agreement to give any of the foregoing.

“New Securities” means, collectively, Equity Securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such Equity Securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such Equity Securities.

“NewCo” has the meaning set forth in Section 4.2 hereof.

“Non-Recourse Party” has the meaning set forth in Section 5.16 hereof.

“Own” means, with respect to capital stock or any other tangible or intangible property, to directly or indirectly, Beneficially Own, own of record, or have good and marketable title to such stock or property.

“Permitted Liens” means (i) Liens for current taxes, or governmental assessments, charges or claims of payment not yet past due or the amount or validity of which is being contested in good faith by appropriate Proceedings and for which adequate reserves in accordance with generally accepted accounting principles as applied in the United States have been established, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business consistent with past practice for sums not yet due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings and for which adequate reserves in accordance with generally accepted accounting principles as applied in the United States have been established, (iii) easements, rights of way, and other similar encumbrances affecting real property that do not materially interfere with or impair the present or proposed use, leasing or operation of the real property subject thereto, or the value thereof, (iv) with respect to any leased real property, Liens encumbering the fee estate of such real property, (v) rights of landlords or lessors under leases, or the leasehold or similar estates of third-party tenants or occupants of real property, executed in the ordinary course of business, so long as such Liens are not exercised, (vi) any such matters of record, Liens and other imperfections of title that do not secure indebtedness, and do not and would not reasonably be expected to, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate or the value thereof, (vii) restrictions on transfers under applicable securities Laws, and (viii) non-exclusive licenses of intellectual property.

“Permitted Transferee” means APLD Parent, any Controlled Affiliate of APLD Parent or any acquirer of APLD Parent; provided, however, that with respect to Controlled Affiliates, such Controlled Affiliate shall only be a Permitted Transferee for so long as such Affiliate remains an Affiliate of APLD Parent.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Proceeding” means any claim, complaint, charge, grievance, suit, action, arbitration, mediation, audit, hearing, inquiry, investigation, or other legal proceeding (in each case, whether civil, criminal, administrative, investigative, formal or informal) whether in equity or at law, in contract, in tort or otherwise.

“Prospectus” means (i) the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) any shares of Common Stock issued and (ii) any Common Stock issued in respect of the securities described in clause (i) above upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the first to occur of (A) a Registration Statement with respect to the sale of such Registrable Securities being declared effective by the SEC under the Securities Act and such Registrable Securities having been disposed of by the holder thereof in accordance with such effective Registration Statement, (B) such Registrable Securities having been sold in accordance with Rule 144 (or another exemption from the registration requirements of the Securities Act), and (C) such Registrable Securities becoming eligible for resale without restriction by the APLD Investor holding such security pursuant to Rule 144, including without volume or manner-of-sale restrictions and without current public information requirements.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including pre- and post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, company, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock or majority ownership interest of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Trading Day” means a day on which the Nasdaq Stock Market, or such other principal United States securities exchange on which the Common Stock is listed, quoted or admitted to trading, is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Voting Securities” means, at any time, outstanding shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors to the Board.

Section 1.2    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

ARTICLE II.

CORPORATE GOVERNANCE MATTERS

Section 2.1    Initial Board Composition. As of the Effective Date, the Board is comprised of seven (7) Directors, as follows: (i) [•], the current Chief Executive Officer of the Company, (ii) Wes Cummins, Richard Nottenburg, Jason Zhang and Ella Benson, who constitute the initial four (4) APLD Designees, and (iii) [•]1.Wes Cummins has been appointed as the chairman of the Board (the “Chairman”) and shall continue to serve as Chairman for so long as he is an APLD Designee. Thereafter, the Chairman shall be elected by a majority of the Board.

1 To be the two (2) Directors mutually agreed in writing by the APLD Designator and the Company; provided, however, that (A) at least one (1) of the two (2) Directors must be independent as determined by such Director’s eligibility to serve on the Board’s audit committee and (B) in the event the APLD Designator and the Company do not so mutually agree prior to the Effective Date as to both or either of the two (2) Board seats, any such undesignated Board seats shall remain vacant at the Closing (as defined in the Contribution and Exchange Agreement) of the Contribution Transactions.

Section 2.2    Election of Directors.

(a)    From and after the Effective Date, for so long as the APLD Investors continue to Own at least fifty percent (50%) of the aggregate outstanding Voting Securities, the APLD Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly authorized committee thereof shall include, a total of four (4) Directors (each, an “APLD Designee”), and the APLD Designator shall have the right, but not the obligation, to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company. If and when the APLD Investors collectively Own less than 50% of the aggregate outstanding Voting Securities, the APLD Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include: (i) if the APLD Investors collectively Own, 25% or more of the aggregate outstanding Voting Securities, three (3) Directors; (ii) if the APLD Investors collectively Own at least 10% (but less than 25%) of the aggregate outstanding Voting Securities, two (2) Directors; and (iii) if the APLD Investors collectively Own less than 10% of the aggregate outstanding Voting Securities, one (1) Director (in each case, each such person shall be an “APLD Designee” for all purposes of this Agreement). In addition, if the APLD Investors collectively Own at least 25% of the aggregate outstanding Voting Securities, the APLD Designator shall have the right, but not the obligation, to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company.

(b)    Directors are subject to removal pursuant to the applicable provisions of the Company Articles and bylaws of the Company, as in effect from time to time; provided, however, that, for as long as this Agreement remains in effect, the APLD Designees may only be removed with the consent of the APLD Designator, delivered in accordance with Section 5.13 hereof, or by the stockholders in accordance with applicable Law.

(c)    In the event that a vacancy is created at any time by death, disability, retirement, removal (with or without cause and subject to Section 2.2(b)), disqualification, resignation or otherwise with respect to an APLD Designee, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Company shall use reasonable best efforts to cause such vacancy to be filled, as soon as reasonably possible, by a new designee of the APLD Designator.

(d)    The Company shall, to the fullest extent permitted by applicable Law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the persons designated pursuant to this Section 2.2 and use its reasonable best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof. In the event that any APLD Designee shall fail to be elected to the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the Company shall use its reasonable best efforts to cause such APLD Designee (or a new designee of the APLD Designator) to be elected to the Board, as soon as possible, and the Company shall take or cause to be taken, to the fullest extent permitted by Law, at any time and from time to time, all actions necessary to accomplish the same, including, without limitation, actions to effect an increase in the Total Number of Directors.

(e)    In addition to any vote or consent of the Board or the stockholders of the Company required by applicable Law or the Company Articles or bylaws of the Company, and notwithstanding anything to the contrary in this Agreement, for so long as the APLD Investors continue to Own at least thirty percent (30%) of the aggregate outstanding Voting Securities, (i) any action by the Board to increase the Total Number of Directors to greater than seven (7) shall require the prior written consent of the APLD Designator, delivered in accordance with Section 5.13 hereof and (ii) in no event shall any decrease in the Total Number of Directors, in any instance, eliminate, abridge, or otherwise modify the right of (A) the APLD Designator to designate APLD Designees in accordance with Section 2.2(a), without the consent of the APLD Designator delivered in accordance with Section 5.13 hereof.

Section 2.3    Compensation. Except to the extent the APLD Designator may otherwise notify the Company with respect to the APLD Designees, each APLD Designee shall be entitled to compensation consistent with the Director compensation received by other Directors, including any fees and equity awards, provided, that (x) to the extent any Director compensation is payable in the form of equity awards, at the election of an APLD Designee that is an employee or affiliate (within the meaning of Rule 144 under the Securities Act) of an APLD Investor, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (y) at the election of an APLD Designee that is an employee or affiliate (within the meaning of Rule 144 under the Securities Act) of an APLD Investor, any Director compensation (whether cash, equity awards and/or cash in lieu of equity as may be designated by the electing APLD Designee) shall be paid to an APLD Investor or an Affiliate thereof specified by such APLD Designee rather than to such APLD Designee. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, any APLD Designee that is an employee or affiliate of an APLD Investor shall not be subject to such policy unless otherwise determined by the APLD Designator in its sole discretion.

Section 2.4    Other Rights of APLD Designees. Except as provided in Section 2.3, each APLD Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall, (i) to the maximum extent permitted by applicable Law, indemnify, exculpate, and reimburse fees and expenses of the APLD Designees to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Company Articles or bylaws of the Company, applicable Law or otherwise and (ii) provide the APLD Designees with director and officer insurance in such forms and amounts specified by and acceptable to APLD Investor.

Section 2.5    Indemnification Agreements. Except as otherwise agreed by the Company and the APLD Investor in writing, the Company has entered into and shall at all times maintain in effect an indemnification agreement with each APLD Designee, in such form as has been previously agreed to by each of the Company and the APLD Investor.

Section 2.6    Director Independence. Notwithstanding anything to the contrary herein, the parties hereto shall ensure the composition of the Board will continue to meet all applicable requirements for a controlled company listed on the Nasdaq Capital Market (or such other stock exchange on which the Common Stock may be listed from time to time), including with respect to director independence.

Section 2.7    Actions Requiring APLD Investor Approval. From and after the Effective Date, for so long as the APLD Investors continue to Own at least thirty percent (30%) of the aggregate outstanding Voting Securities, the Company and its Subsidiaries will not, and the Company will cause any and all of its Subsidiaries not to, without the prior written consent of the APLD Designator, in its sole and absolute discretion, either directly, indirectly or by amendment of this Agreement or any governing document of the Company or any Subsidiary thereof, merger, consolidation, or otherwise, take any of the following actions:

(a)    commence or approve any dissolution, liquidation or winding up of the Company or any Subsidiary, or any Deemed Liquidation Event, Fundamental Transaction or similar transaction, or merge or consolidate with any person, or sell, lease, transfer or otherwise dispose of all or substantially all of the assets or voting power of the Company or any Subsidiary;

(b)    make any fundamental change in the nature of the Company’s or any Subsidiary’s business or purpose; including entering into any new lines of business outside the ordinary course;

(c)    relocate the Company’s principal office;

(d)    create, authorize, designate, issue or obligate the Company or any Subsidiary to issue any Equity Security that is senior to the Common Stock with respect to dividends, liquidation or voting;

(e)    amend, alter or repeal any provision of the Company Articles or the Company’s bylaws, stockholders’ agreement or similar governing or organizational document;

(f)    issue any shares of Preferred Stock (as defined in the Company Articles);

(g)    declare, set aside or pay any dividends or other distributions on any capital stock;

(h)    enter into any agreement that restricts the ability of the Company or any Subsidiary to issue Equity Securities in compliance with pre-emptive rights of the APLD Investors set forth in Section 4.3;

(i)    incur, create, assume or guarantee any indebtedness for borrowed money, except (i) indebtedness expressly permitted by the annual operating or capital budget for any fiscal year, in each case as approved by the Board (each, an “Approved Annual Budget”) or (ii) indebtedness not exceeding $100 million individually or $250 million in the aggregate outstanding at any time, or make, or commit to make, any capital expenditure or noncapitalized technology expenditure in excess of $100 million individually or $250 million in the aggregate in any fiscal year, except as expressly provided for in an Approved Annual Budget;

(j)    make or commit to make any acquisition (by merger, purchase of stock or assets or otherwise), joint venture, partnership, strategic alliance or formation of any Subsidiary, or any investment in, or loans or advances to, any person, except investments, loans or advances that are expressly approved in an Approved Annual Budget or otherwise approved by the APLD Designator;

(k)    create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Company or any Subsidiary, assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, other than Permitted Liens;

(l)    enter into, amend, waive, supplement or terminate any transaction or agreement with any stockholder, director, officer or employee of the Company or any Subsidiary, or any affiliate of the foregoing, other than (i) employment and compensation arrangements approved by the Board, (ii) equity awards under an equity incentive plan to the extent permitted below, and (iii) intercompany arrangements among the Company and its wholly owned Subsidiaries on arm’s length terms;

(m)    sell, transfer, assign, exclusively license, pledge, encumber or otherwise dispose of any assets valued individually or collectively in excess of $100 million, including any material technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business consistent with historical practice;

(n)    hire, appoint, terminate or materially change the compensation or duties of the Chief Executive Officer or Chief Financial Officer of the Company;

(o)    appoint, remove or change the Company’s independent public accountants (other than to a nationally recognized or regional accounting firm);

(p)    prosecute, commence, defend, settle or compromise any litigation, arbitration, administrative or regulatory Proceeding, investigation or claim that could reasonably be expected to (i) result in obligations (including fees and expenses) exceeding $1 million, (ii) impose injunctive or other equitable relief materially adverse to the Company or the conduct of the business, or (iii) adversely affect the rights of any APLD Investor;

(q)    enter into any agreement that purports to bind any APLD Investor (including any indemnification, release, restrictive covenant or similar obligation applicable to an APLD Investor);

(r)    make any political or charitable contribution in excess of $1,000 in any instance or $10,000 in the aggregate in any fiscal year; provided that any permitted political contributions shall comply with applicable Law;

(s)    enter into any agreement that restricts the ability of the Company or any Subsidiary to conduct any material aspect of its business, to compete in any material respect, or to operate in any geographic area, other than customary restrictions in commercial agreements entered into in the ordinary course of business; and

(t)    agree, approve, adopt a plan or policy, or commit, resolve or obligate the Company or any Subsidiary (whether contingently or otherwise) to do any of the foregoing.

Notwithstanding the foregoing, the APLD Designator may waive any of the rights set forth in this Section 2.7, in whole or in part, at any time and from time to time, without notice to or the consent of any other party hereto, and such waiver shall be effective permanently, for such duration, or subject to such other conditions, limitations or qualifications, in each case, as the APLD Designator shall so determine and any such waiver will apply to all APLD Investors.

ARTICLE III.

INFORMATION RIGHTS

Section 3.1    Books and Records; Access. For so long as any APLD Investor is a party to this Agreement, the Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, (a) permit the APLD Investors and their respective designated representatives (or other designees), at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary, (b) host regular conference calls for the APLD Investors with senior officers of the Company upon request and (c) provide each APLD Investor, at its request, all information of a type, at such times and in such manner as is consistent with the Company’s past practice or that is otherwise reasonably requested by such APLD Investors from time to time (all such information so furnished pursuant to this Section 3.1, the “Information”).

Section 3.2    Certain Reports. The Company shall deliver or cause to be delivered to each APLD Investor, at its request:

(a)    to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries (including such periodic information packages provided to the Board); and

(b)    to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by such APLD Investor.

Section 3.3    Information Rights.

(a)    For so long as any APLD Investor is a party to this Agreement (subject to Section 5.1), without limitation or prejudice of any of the rights provided to the APLD Investors hereunder, the Company shall, with respect to each such APLD Investor:

i.	provide each APLD Investor or its designated representative with:

(A)

upon reasonable notice and at mutually convenient times, the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries;

(B)

as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C)

as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(D)

to the extent the Company is required by applicable Law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and

(E)

upon written request by the APLD Investor, copies of all materials provided to the Board, subject to appropriate protections with respect to confidentiality and preservation of attorney-client privilege;

provided, that, in each case, if the Company makes the information described in clauses (B), (C) and (D) of this Section 3.3(a)(i) available through public filings on the EDGAR System or any successor or replacement system of the U.S. Securities and Exchange Commission, the requirement to deliver such information shall be deemed satisfied;

ii.

make appropriate officers and/or Directors of the Company available, and cause the officers and directors of its Subsidiaries to be made available, periodically and at such times as reasonably requested by each APLD Investor, upon reasonable notice and at mutually convenient times, for consultation with such APLD Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries; and

iii.

to the extent that the APLD Investor requests to receive such information and rights, and to the extent consistent with applicable Law or listing standards (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform each APLD Investor or its designated representative in advance with respect to any significant corporate actions, and to provide (or cause to be provided) each APLD Investor or its designated representative with the right to consult with the Company and its Subsidiaries with respect to such actions should the APLD Investor elect to do so; provided, however, that this right to consult must be exercised within five days after the Company informs the APLD Investor of the proposed corporate action; provided, further, that the Company shall be under no obligation to provide the APLD Investor with any material non-public information with respect to such corporate action.

(b)    The Company agrees to consider, in good faith, the recommendations of each APLD Investor or its designated representative in connection with the matters on which it is consulted as described above in this Section 3.3, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

Section 3.4    Information Sharing. Each party hereto acknowledges and agrees that APLD Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each APLD Investor and its designated representatives. Each APLD Investor hereby acknowledges that it is aware that the United States federal securities laws prohibit any person who has received material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Section 3.5    APLD Investor Observer Rights. For so long as any APLD Investor is a party to this Agreement, the Company shall invite two (2) representatives of APLD Investor (each, an “APLD Investor Observer”) to attend all meetings of the Board, and to participate in all deliberations thereof, in a non-voting observer capacity and, in this respect, shall give the APLD Investor Observer copies of all notices, minutes, consents and other materials that the Company provides to its directors at the same time and in the same manner as provided to such directors. Notwithstanding the foregoing, in no event will an APLD Investor Observer be entitled to be present at, or participate in, any Board or Board committee meeting or portion thereof (or receive any related materials): (i) to the extent reasonably necessary to preserve attorney-client privilege or work product privilege between the Company and its subsidiaries and its counsel or to comply with law; or (ii) to the extent the Board or a committee will discuss or present on transactions or other matters where there is a conflict of interest with the APLD Investor Observer or any APLD Investor.

ARTICLE IV.

ADDITIONAL COVENANTS

Section 4.1    Pledges or Transfers. Upon the request of any APLD Investor that wishes to (x) pledge, charge, hypothecate or grant security interests in any or all of the shares of Common Stock held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) subject to Section 4.3, sell or transfer any or all of the shares of Common Stock held by it, including to a third party investor, the Company agrees, subject to applicable Law, to cooperate with such APLD Investor in taking any action reasonably necessary to consummate any such pledge, charge, hypothecation, grant or transfer, including without limitation, but subject to applicable Law and delivery by such APLD Investor of any reasonably requested documentation and certification, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company (to the extent the Common Stock is then eligible for electronic transfer through The Depository Trust Company) without restricted legends and cooperating in diligence or other matters as may reasonably requested by any APLD Investor in connection with a proposed transfer.

Section 4.2    Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any APLD Investor will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a stockholders or investor rights agreement with the APLD Investors that provides the APLD Investors with rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement, and which agreement shall have the same ownership thresholds applicable to NewCo as are applicable to the Company in this Agreement.

Section 4.3    Preemptive Rights. From and after the Effective Date, for so long as the APLD Investors continue to Own at least ten percent (10%) of the aggregate outstanding Voting Securities, subject to the terms and conditions of this Section 4.3 and applicable securities laws, if the Company proposes to offer or sell any New Securities (a “Subsequent Financing”), each APLD Investor shall have the right to participate in each such Subsequent Financing in the amounts set forth in Section 4.3(b) below. The APLD Investor shall be entitled to apportion and/or assign the preemptive rights hereby granted to it in such proportions as it deems appropriate, among (i) itself, and (ii) its Controlled and/or Controlling Affiliates; provided that each such Controlled and/or Controlling Affiliate agrees to enter into this Agreement as an “APLD Investor” under each such agreement.

(a)    The Company shall give notice (the “Preemptive Rights Notice”) to the APLD Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within ten (10) days after the Preemptive Rights Notice is given, the APLD Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Preemptive Rights Notice, up to that portion of such New Securities which equals the lesser of (A) 150% of the APLD Investor’s pro rata share of all Equity Securities outstanding immediately prior to the issuance and (B) an aggregate of 75% of the New Securities available for issuance (with an oversubscription right for any unsubscribed New Securities to the extent such oversubscription right is actually exercised). The closing of any sale pursuant to this Section 4.3(b) shall occur within the later of thirty (30) days of the date that the Preemptive Rights Notice is given and the date of initial sale of New Securities pursuant to Section 4.3(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.3(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.3(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Preemptive Rights Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the APLD Investor in accordance with this Section 4.3.

(d)    The provisions of this Section 4.3 shall apply mutatis mutandis to any equity securities issued by any Subsidiary of the Company; provided, however, the preemptive right described herein shall not be applicable to (i) de minimis amounts of equity securities issued by any Subsidiary of the Company to third parties in order to satisfy an applicable resident shareholder, director or similar legal requirement or (ii) issuances to the Company or another wholly-owned Subsidiary of the Company. Furthermore, the provisions of this Section 4.3 shall not apply to any Exempt Issuance. “Exempt Issuance” means the valid issuance, subject to compliance with applicable Law and Section 2.7 hereof, of shares of the Company’s Equity Securities to employees, officers, directors or other service providers of the Company pursuant to duly adopted employee benefit plans, equity incentive plans or other employee compensation plans, or other arrangements permitted by any equity plan duly adopted for such purpose.

(e)    Termination. The covenants set forth in this Section 4.3 shall terminate and be of no further force or effect upon the closing of a Deemed Liquidation Event.

Section 4.4    Registration Rights.

(a)    Registration Statement.

(i)

Promptly following the Effective Date but no later than [•], 2026[2] (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement covering the resale of all of the Registrable Securities which, for the avoidance of doubt, may also register the sale or issuance of primary securities. Subject to any SEC comments, such Registration Statement shall include the plan of distribution, substantially in the form and substance, set forth in Part III of the APLD Investor’s Selling Stockholder Questionnaire, the form of which is attached hereto as Annex I; provided, however, that the APLD Investor shall not be named as an “underwriter” in such Registration Statement without such APLD Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the APLD Designator; provided, however, that such Registration Statement may include up to 15,389 Warrant Shares (as defined in the Lake Street Warrant) issuable to Lake Street Capital Markets, LLC ("Lake Street") upon the exercise of that certain Placement Agent Stock Purchase Warrant issued to Lake Street on October 30, 2025 (the “Lake Street Warrant”). Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 4.4(f)(iii) to the APLD Investor prior to its filing or other submission.

2 Note to Draft: To insert the date that is 60 days after Closing.

(ii)

The Registration Statement referred to in Section 4.4(a)(i) shall be on Form S-3. In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on such other form as is available to the Company and (ii) so long as the Registrable Securities remain outstanding, promptly following the date (the “Qualification Date”) upon which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, but in no event more than thirty (30) days after the Qualification Date (the “Qualification Deadline”), file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to a registration statement on Form S-1) (a “Shelf Registration Statement”) and use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Shelf Registration Statement covering the Registrable Securities has been declared effective by the SEC.

(b)    Expenses. The Company will pay all expenses associated with the Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. The Company shall not be responsible for legal fees incurred by the APLD Investors of the Registrable Securities in connection with the performance of its rights and obligations under this Agreement or the Contribution and Exchange Agreement.

(c)    Effectiveness.

(i)

The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but in any case on or prior to the 30th calendar day following the Filing Deadline (or the 60th calendar day if the SEC reviews the Registration Statement) (the “Effectiveness Deadline”). By 5:30 p.m. (Eastern time) on the second Business Day following the date on which the Registration Statement is declared effective by the SEC, the Company shall file with the SEC, in accordance with Rule 424 under the Securities Act, the final prospectus to be used in connection with sales pursuant to the Registration Statement. The Company shall notify the APLD Investors by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the APLD Investors with access to a copy of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby to the extent a copy of such Prospectus has not been publicly filed with the SEC.

(ii)

Notwithstanding anything to the contrary contained herein, (i) the Company shall not be required to request effectiveness of the Registration Statement, for a period of up to sixty (60) days, if (A) the Company determines in good faith that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (B) the Company determines such registration would render the Company unable to comply with applicable securities laws, (C) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (D) audited financial statements as of a date other than the fiscal year end of the Company would be required to be prepared; and (ii) the Company may, upon written notice to any holder of Registrable Securities included in the Registration Statement, suspend the use of the Registration Statement, including any Prospectus that forms a part of the Registration Statement, if the Company (X) determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (Y) the Company determines it must amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading or (Z) the Company has experienced or is experiencing some other material non-public event, including a pending transaction involving the Company, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, in no event shall holders of Registrable Securities be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds 45 consecutive Trading Days or 90 total Trading Days in any 365-day period (any such suspension contemplated by this Section 4.4(c)(ii), an “Allowed Delay”) provided, that the Company shall promptly (1) notify each APLD Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an APLD Investor) disclose to such APLD Investor any material nonpublic information giving rise to an Allowed Delay (it being understood that the notice of suspension may constitute material nonpublic information), (2) advise the APLD Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.

(d)    Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in the Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires any APLD Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the APLD Investor is not an “underwriter.” No such written submission with respect to this matter shall be made to the SEC to which the APLD Investor’s counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.4(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name any APLD Investor as an “underwriter” in the Registration Statement without the prior written consent of such APLD Investor. Any cut-back imposed on the APLD Investor pursuant to this Section 4.4(d) shall be allocated among the APLD Investors (if more than one APLD Investor) on a pro rata basis and shall be applied first to any of the Registrable Securities of such APLD Investor as such APLD Investor shall designate, unless the SEC Restrictions otherwise require or provide or the APLD Investor otherwise agrees. In furtherance of the foregoing, the APLD Investor shall provide the Company with prompt written notice of its sale of substantially all of the Registrable Securities under the Registration Statement such that the Company will be able to file one or more additional Registration Statements covering the Cut Back Shares. From and after the date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”), all of the provisions of this Section 4.4 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use its commercially reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for such Registration Statement including such Cut Back Shares shall be fifteen (15) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares shall be the 30th calendar day immediately after the Restriction Termination Date (or the 60th calendar day if the SEC reviews such Registration Statement).

(e)    Other Limitations. Notwithstanding any other provision herein or in the Contribution and Exchange Agreement, with respect to any APLD Investor (as to such APLD Investor only) the Filing Deadline and the Effectiveness Deadline for the Registration Statement shall be extended and any failure to obtain or maintain effectiveness shall be automatically waived by no action of the APLD Investor, in each case, without default by the Company to such APLD Investor hereunder in the event that the Company’s failure to make such filing or obtain or maintain such effectiveness results from the failure of such APLD Investor to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case any such deadline would be extended with respect to all Registrable Securities until such time as the APLD Investor provides such requested information), it being understood that the failure of such APLD Investor to timely provide such information to the Company shall not affect the rights of other APLD Investors, if any, herein.

(f)    Company Obligations. The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities pursuant to Section 4.4(a)(i) in accordance with the terms hereof, and pursuant thereto the Company shall, as expeditiously as possible:

(i)

use commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective until such time as there are no longer Registrable Securities held by the APLD Investor (the “Effectiveness Period”) and advise the APLD Investor promptly in writing when the Effectiveness Period has expired;

(ii)

prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the related Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(iii)

provide via email to the APLD Investor who has supplied the Company with email addresses the Registration Statement and all amendments and supplements thereto not less than three (3) Trading Days prior to their filing with the SEC and reflect in each such document when so filed with the SEC such comments regarding the APLD Investor and the plan of distribution as the APLD Investor may reasonably and promptly propose no later than two (2) Trading Days after the APLD Investor has been so furnished with copies of such documents as aforesaid;

(iv)

furnish to the APLD Investor whose Registrable Securities are included in the Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by such APLD Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each APLD Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such APLD Investor (it being understood and agreed that such documents, or access thereto, may be provided electronically);

(v)

use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(vi)

prior to any public offering of Registrable Securities, use reasonable best efforts to assist or cooperate with the APLD Investor and such APLD Investor’s counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the APLD Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the public offering or distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.4(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4.4(f), or (iii) file a general consent to service of process in any such jurisdiction;

(vii)

use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on The Nasdaq Capital Market (or the primary securities exchange, interdealer quotation system or other market on which the Common Stock is then listed);

(viii)

promptly notify the APLD Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not, without the prior written consent of the APLD Investor, disclose any material non-public information regarding the Company, with APLD Investor acknowledging that the notice itself may constitute material non-public information), and as promptly as reasonably practicable, prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix)

otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the APLD Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the APLD Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter);

(x)

if requested by the APLD Investor, (i) as soon as reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as the APLD Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or make amendments to the Registration Statement if reasonably requested by a APLD Investor holding any Registrable Securities; and

(xi)

with a view to making available to the APLD Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the APLD Investor to sell shares of Common Stock to the public without registration, the Company covenants and agrees to use its best efforts to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish electronically to the APLD Investor upon request, as long as such APLD Investor owns any Registrable Securities, (A) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) unless otherwise available via the SEC’s EDGAR filing system, a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such APLD Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(g)    Due Diligence Review; Information. If the APLD Investor is required under applicable securities laws to be described in the Registration Statement as an “underwriter,” the Company shall, upon reasonable prior notice, make available, during normal business hours, for inspection and review by the APLD Investor, advisors to and representatives of the APLD Investor (who may or may not be affiliated with the APLD Investor and who are reasonably acceptable to the Company) (collectively, the “Inspectors”), all pertinent financial and other records, and all other corporate documents and properties of the Company (collectively, the “Records”) as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Inspectors (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling such APLD Investor and its accountants and attorneys to conduct such initial and ongoing due diligence solely for the purpose of establishing a due diligence defense to underwriter liability under the Securities Act; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to such APLD Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or the Contribution and Exchange Agreement. The APLD Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, except in the case such Records are sought in the course of an ordinary examination or inspection of the business or operations of such APLD Investor or its Affiliates by such governmental body of competent jurisdiction, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the APLD Investor) shall be deemed to limit the APLD Investor’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations. Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the APLD Investor, or to advisors to or representatives of the APLD Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the APLD Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the APLD Investor, if wishing to obtain such information, enters into an appropriate confidentiality agreement with the Company with respect thereto.

(h)    Obligations of each APLD Investor.

(i)

The APLD Investor shall execute and deliver a Selling Stockholder Questionnaire prior to the Effective Date. The APLD Investor shall additionally furnish in writing to the Company such other information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each APLD Investor of the additional information the Company reasonably requires from such APLD Investor if such APLD Investor elects to have any of the Registrable Securities included in the Registration Statement (the “Registration Information Notice”). The APLD Investor shall provide such information to the Company no later than two (2) Business Days following receipt of a Registration Information Notice if such APLD Investor elects to have any of the Registrable Securities included in the Registration Statement. It is agreed and understood that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the APLD Investor that (i) such APLD Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities, and (ii) such APLD Investor executes such documents in connection with such registration as the Company may reasonably request, including, without limitation, a waiver of its registration rights hereunder to the extent a APLD Investor elects not to have any of its Registrable Securities included in the Registration Statement.

(ii)

The APLD Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such APLD Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

(iii)

The APLD Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 4.4(c)(ii)or (ii) the happening of an event pursuant to Section 4.4(f)(viii) hereof, such APLD Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the APLD Investor is advised by the Company that such dispositions may again be made.

(iv)

The APLD Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

(i)    Indemnification.

(i)

Indemnification by the Company. The Company will indemnify and hold harmless the APLD Investor and its officers, directors, members, managers, partners, trustees and employees, successors and assigns, and each other Person, if any, who controls such APLD Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, trustees and employees of each such controlling Person, against any losses, claims, damages or liabilities, and expenses (including reasonable and documented out-of-pocket attorney fees), joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and will reimburse the APLD Investor, and each such officer, director, member, employee and each such controlling person for any legal or other reasonable and documented out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished to the Company by an indemnified person in writing specifically for use in the Registration Statement or Prospectus, (ii) the use by the APLD Investor of an outdated or defective Prospectus after the Company has notified such APLD Investor in writing that such Prospectus is outdated or defective or (iii) the APLD Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

(ii)

Indemnification by the APLD Investor. The APLD Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable and documented out-of-pocket attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information regarding the APLD Investor and furnished in writing by the APLD Investor to the Company specifically for inclusion in the Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of the APLD Investor be greater than the dollar amount of the proceeds (net of all expenses paid by the APLD Investor in connection with a claim relating to this Section 4.4(i)(ii) and the amount of any damages the APLD Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the APLD Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(iii)

Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for reasonable and documented out-of-pocket fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(iv)

Contribution. If for any reason the indemnification provided for in the preceding paragraphs (i) and (ii) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 4.4(i) and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

ARTICLE V.

GENERAL PROVISIONS

Section 5.1    Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the APLD Investors, as provided under Section 5.3, and except for Section 4.4 hereof, this Agreement, excluding ARTICLE V hereof, shall terminate with respect to each APLD Investor at such time as the APLD Investors cease to hold any of the outstanding Equity Securities of the Company or such earlier time as such APLD Investor shall deliver a written notice to the Company requesting that this Agreement terminate with respect to such APLD Investor in accordance with Section 5.3(d). Notwithstanding anything contained herein to the contrary, the rights and obligations set forth in Sections 2.2, 2.7 and 4.3 shall terminate as set forth in such sections.

Section 5.2    Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by email or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as set forth below their signature hereto or as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by email and one (1) Business Day after deposit with a reputable overnight courier service.

If to the Company:

ChronoScale Corporation
3811 Turtle Creek Blvd.
Suite 2100
Dallas, TX 75219
Attn: [______________]
E-Mail: [______________]

If to any of the APLD Investors or any other Person who becomes party to this Agreement, to such Person’s address as set forth below their signature hereto (as may be updated from time to time by the Company upon written notice thereof in accordance with this Section 5.2).

Section 5.3    Amendment; Waiver.

(a)    The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and APLD Investors holding a majority of the Voting Securities then held by all APLD Investors in the aggregate; provided, however, that any modification or amendment (i) to Section 2.1, Section 2.2, Section 2.7 or this Section 5.3 shall also require the approval of the APLD Designator and (ii) that would adversely affect the rights of, or impose any additional obligations on, any of the APLD Investors hereunder shall also require the approval of each of the affected APLD Investor, as applicable.

(b)    Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)    No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d)    Each APLD Investor, in such APLD Investor’s sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such APLD Investor shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such APLD Investor.

(e)    Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

Section 5.4    Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by applicable Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any APLD Investor being deprived of the rights contemplated by this Agreement.

Section 5.5    Assignment; Permitted Transferees.

(a)    The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, that, each of the APLD Investors may, without the prior written consent of the Company or any other Person, assign its rights and obligations under this Agreement, in whole or in part, to any Transferee of Voting Securities held by such APLD Investor if such Transferee, to the extent not already a party to this Agreement, executes and delivers to the Company a counterparty copy of this Agreement or a joinder hereto evidencing its agreement to become a party to and to be bound by all of the applicable provisions of this Agreement as a “APLD Investor” hereunder; provided, further, that the rights and obligations under Section 2.2 of this Agreement shall only be assignable to the extent that any right to designate Directors to the Board will not result in such Transferee receiving the right to designate more than one Director where such designation rights would result in the Transferee receiving the right to designate a percentage of the Total Number of Directors that is greater than the percentage of the aggregate outstanding Voting Securities held by such Transferee after giving effect to such Transfer. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns in accordance with this Section 5.5.

(b)    Any Permitted Transferee of an APLD Investor who acquires ownership of any Equity Securities must concurrently with becoming an equityholder execute and deliver to the Company a counterparty copy of this Agreement or a joinder hereto agreeing to be bound by the terms and conditions of this Agreement on the same terms as the applicable APLD Investor.

Section 5.6    Third Parties. Except as provided herein, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 5.7    Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY IN THAT STATE, WITHOUT REGARD TO ANY LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OR CHOICE OF LAW OR OTHERWISE.

Section 5.8    Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined by any state or federal court located in Clark County, Nevada (and if such courts decline to accept jurisdiction, any other state court located in the State of Nevada), and, any appellate court therefrom, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 5.8, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, (D) irrevocably and unconditionally agrees that it is not entitled to any immunity on the basis of sovereignty or otherwise (and waives and agrees not to claim any immunity or right to claim immunity from any such action or proceeding brought in any of the courts identified in clause (i) of this Section 5.8) and (E) agrees that mailing of process or other papers in connection with any such action in the manner provided in Section 5.2 hereof or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

Section 5.9    Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to seek specific performance of this Agreement without the posting of a bond.

Section 5.10    Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 5.11    Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 5.12    Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 5.13    Grant of Consent. Any consent or approval of, or designation by, or any other action of, the APLD Designator (in its capacity as such) hereunder shall be effective if notice of such consent, approval, designation or action is provided to the Company in accordance with Section 5.2 hereof by the APLD Designator as of the latest date any such notice is so provided to the Company.

Section 5.14    Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable). The parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 5.15    Effectiveness. This Agreement shall become effective upon the Effective Date.

Section 5.16    No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 5.17    Obligations are Several. For the avoidance of doubt, except as expressly provided in this Agreement, all obligations, representations, warranties, covenants and agreements of each party hereto contained in this Agreement are several and not joint.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date first above written.

COMPANY:

CHRONOSCALE CORPORATION

By:	/s/
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date first above written.

APLD INVESTOR:

APLD CHRONOSCALE HOLDCO LLC

By:	/s/
Name:
Title:

Address:

[Signature Page to Investor Rights Agreement]

ANNEX I

Selling Stockholder Questionnaire

See attached.